UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2025

MP MATERIALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39277	84-4465489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1700 S. Pavilion Center Drive, Suite 800 Las Vegas, Nevada 89135	(702) 844-6111
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	MP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Underwriting Agreement

On July 16, 2025, MP Materials Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale (the “Offering”) of 11,818,181 shares of its common stock, par value $0.0001 per share, at a price to the public of $55.00 per share. Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase the shares of common stock from the Company at a price of $53.35 per share. The Company also granted the Underwriters a 30-day option, which was exercised in full, to purchase up to an additional 1,772,727 shares of common stock from the Company, solely to cover over-allotments. All of the shares in the Offering are being sold by the Company.

The net proceeds to the Company from the Offering are expected to be approximately $724.2 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company currently intends to use the net proceeds from the Offering to fund the acceleration and expansion of its operations, including the 10X Facility, for strategic growth opportunities and for general corporate purposes.

The Offering closed on July 18, 2025.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-285419), as previously filed with the Securities and Exchange Commission and a related prospectus and prospectus supplement.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, and were solely for the benefit of the parties to such agreement.

The Underwriting Agreement is filed as Exhibit 1.1 hereto. The foregoing description of the terms of the Underwriting Agreement are qualified in its entirety by reference to such exhibit hereto. A copy of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto. A copy of the press release announcing the pricing of the Offering is attached as Exhibit 99.1, and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 16, 2025, among the Company and J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, as representatives of the underwriters named therein.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1)

99.1	Press Release, dated July 17, 2025

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2025	MP Materials Corp.

	By:	/s/ Elliot D. Hoops
Elliot D. Hoops
General Counsel and Secretary